SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 30, 2009

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On November 30, 2009, Ministry Partners Investment Company, LLC (“we”, “our”, or the “Company”), entered into a Loan and Security Agreement with Western Corporate Federal Credit Union, a federal corporate credit union located in San Dimas, California (“WesCorp”).  A copy of the Loan and Security Agreement (the “Loan Agreement”) is attached hereto as Exhibit 10.1.  The Company also executed a Promissory Note in favor of WesCorp in connection with the Loan Agreement.  A copy of the the Promissory Note (the “Note”) is attached hereto as Exhibit 10.2.

Under the terms of the Loan Agreement, we have entered into a secured term loan with WesCorp in the amount of $28,000,000.  Of the total amount borrowed from WesCorp under this Loan Agreement, $24,628,796 was used to pay off the credit facility that our wholly-owned subsidiary, Minstry Partners Funding, LLC (“MPF”), entered into with Fairway Finance Company, LLC, as lender, and BMO Capital Markets Corp., as agent (the “BMO Facility”).  The remaining proceeds from the WesCorp loan will be used by the Company for additional working capital purposes.

The WesCorp term loan has a maturity date of March 30, 2012.  Interest will accrue on the Note at a fixed rate of 3.95% per annum, with interest payable monthly in arrears, on the last day of each month, commencing December 31, 2009.  In addition to payments of interest, principal reduction payments of $116,667 are payable on the last day of each month commencing on December 31, 2009.

To secure our obligations under the Loan Agreement, the Company has assigned certain mortgage loans previously held by our wholly-owned subsidiary, MPF, under the terms of the BMO Facility (the “Pledged Loans”) to WesCorp as collateral for the loan.  As a condition precedent to entering into the Loan Agreement, MPF was required to assign the Pledged Loans to the Company to be thereafter assigned to WesCorp as collateral for the loan.  In addition, the Company and WesCorp agreed that the assignment of the Pledged Loans to WesCorp under the terms of the Loan Agreement would be conditioned upon the  payoff of all indebtedness owed by MPF to Fairway Finance Company, LLC, as lender, and BMO Capital Markets Corp., as agent, under the BMO Facility.

The Loan Agreement contains affirmative covenants for a term loan of this nature, including requiring that the Company deliver periodic financial statements and reports; timely pay the amounts due on the Note; maintain the Company’s existence; perform all of its material obligations under the terms of any loan agreement, note or debt instrument; furnish advance notice prior to entering into an additional or replacement borrowing arrangement for our Members United credit facility; and preserve, maintain, and keep the collateral free of liens and encumbrances.  The Loan Agreement also includes negative covenants preventing the Company from selling all of its assets, from consolidating with or merging with another entity, violating certain debt ratio requirements or materially increasing or altering the terms and conditions of our Members United credit facility without WesCorp’s prior approval, which approval shall not be unreasonably withheld.

Under the terms of the Loan Agreement, an event of default includes:  (i) payment default; (ii) failure by the Company to comply with the terms and conditions of the Loan Agreement; (iii) a breach of any of the Company’s representations and warranties; (iv) any material adverse change in the Company’s financial condition, business or operations which is not cured within thirty days after notice is sent to the Company; (v) any adverse change in the value of the collateral securing the Loan Agreement; or (vi) the Company’s insolvency or entering into a bankruptcy or liquidation filing.  If an event of default is not cured to WesCorp’s satisfaction, it may accelerate the maturity of all amounts due under the Loan Agreement and foreclose upon its security interest in the Company’s pledged collateral.

Item 1.02  Termination of a Material Definitive Agreement.

Effective as of November 30, 2009, concurrent with entering into the Loan Agreement, the BMO Facility was terminated in accordance with the terms and conditions of a Payoff and Bailee Letter entered into by and among BMO Capital Markets Corp., as agent, Fairway Finance Company, LLC, as lender, MPF, as borrower; Evangelical Christian Credit Union, as servicer, Lyon Financial Services, Inc., d/b/a U.S. Bank Portfolio Services, as back-up servicer, U.S. Bank National Association, as custodian, and Western Corporate Federal Credit Union, as the replacement lender, a copy of which is attached hereto as Exhibit 10.3.  In accordance with the terms of the Payoff and Bailee Letter, all transaction documents entered into in connection with the BMO Facility automatically terminated and are of no further effect (except for terms which expressly survive the termination of such transaction documents).

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are attached herewith:

Exhibit Number	Name of Exhibit

10.1	Loan and Security Agreement by and between Ministry Partners Investment Company, LLC, and Western Corporate Federal Credit Union, a federal corporate credit union, dated November 30, 2009.
10.2	Promissory Note by and between Ministry Partners Investment Company, LLC, and Western Corporate Federal Credit Union, a federal corporate credit union, dated November 30, 2009.
10.3
Payoff and Bailee Letter entered into by and among Ministry Partners Funding, LLC, and BMP Capital Markets Corp., as agent, Fairway Finance Company, LLC, as lender, MPF, as borrower; Evangelical Christian Credit Union, as servicer; Lyon Financial Services, Inc., d/b/a U.S. Bank Portfolio Services, as back-up servicer; U.S. Bank National Association, as custodian; and Western Corporate Federal Credit Union, as the replacement lender, dated November 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 4, 2009	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson
President